Exhibit 10.4

KINDRED BIOSCIENCES, INC.
2012 EQUITY INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT
Kindred Biosciences, Inc. (the “Company”) hereby grants you the following Option to purchase shares of its common stock (“Shares”). The terms and conditions of this Option are set forth in the Stock Option Agreement and the Kindred Biosciences, Inc. 2012 Equity Incentive Plan (the “Plan”), both of which are attached to and made a part of this document.

Date of Grant:	[Day] [Month] 201___.
Name of Optionee:
Number of Option Shares:
Type of Option:
Exercise Price per Share:
$____ (The Exercise Price per Share of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. If Optionee is a Ten-Percent Stockholder, the Exercise Price per Share of an ISO must be at least one hundred ten percent (110%) of Fair Market Value.)

Vesting Start Date:	[Day] [Month] 201___.
Vesting Schedule:
By signing this document, you acknowledge receipt of a copy of the related Stock Option Agreement and the Plan, and agree that: (a) you have carefully read, fully understand and agree to all of the terms and conditions described in the attached Stock Option Agreement and the Plan; (b) you understand and agree that the Stock Option Agreement, including its cover sheet any attachment, constitutes the entire understanding between you and the Company regarding this Option, and replaces and supersedes any prior or contemporaneous agreements, commitments or negotiations concerning this Option; and (c) you have been given an opportunity to consult your own legal and tax counsel with respect to all matters relating to this Option prior to signing this document and that you have either consulted such counsel or voluntarily declined to consult such counsel.

Optionee:	Kindred Biosciences, Inc.:

By:
Its:

1

Exhibit 10.4

KINDRED BIOSCIENCES, INC.
2012 EQUITY INCENTIVE PLAN
STOCK OPTION AGREEMENT
SECTION 1.KIND OF OPTION.
This Option is intended to be either an incentive stock option intended to meet the requirements of Section 422 of the Internal Revenue Code (an “ISO”) or a non-statutory option (an “NSO”), which is not intended to meet the requirements of an ISO, as indicated in the Notice of Stock Option Grant. Even if this Option is designated as an ISO, it shall be deemed to be an NSO to the extent required by the $100,000 annual limitation under Section 422(d) of the Code.
SECTION 2.VESTING.
Subject to the terms and conditions of the Plan and this Stock Option Agreement (the “Agreement”), your Option and the Shares shall vest in accordance with the schedule set forth in the Notice of Stock Option Grant. If your Option is granted in consideration of your Service to the Company as an Employee, a Consultant, an Advisor, or a Director, and if all of your Service terminates for any reason, vesting of your Shares subject to your Option immediately stops and your Option expires immediately as to the number of Shares that are not vested as of the date your Service as an Employee, a Consultant, an Advisor, or a Director terminates, unless otherwise specified in the Notice of Stock Option Grant. Notwithstanding the foregoing, in the event of a Corporate Transaction, your Option shall be deemed fully vested and exercisable immediately prior to the consummation of the Corporate Transaction (provided that your Option has not expired by its terms and that you take all steps necessary to exercise your Option prior to the Corporate Transaction as provided in this Agreement)
SECTION 3.TERM.
Your Option will expire in any event at the close of business at Company headquarters on the date that is ten (10) years after the Date of Grant; provided, however, that if your Option is an ISO it will expire five (5) years after the Date of Grant if you are a Ten-Percent Stockholder of the Company (the “Expiration Date”). Also, your Option will expire earlier if your Service terminates, as described below.
SECTION 4.REGULAR TERMINATION.

(a)
If your Service terminates for any reason except death or Disability, the vested portion of your Option will expire at the close of business at Company headquarters on the date three (3) months after your termination of Service. During that three (3) month period, you may exercise the portion of your Option that was vested on your termination date. Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.

Exhibit 10.4

(b)
If your Option is an ISO and you exercise it more than three (3) months after termination of your Service as an Employee for any reason other than death or Disability expected to result in death or to last for a continuous period of at least twelve (12) months, your Option will cease to be eligible for ISO tax treatment.

(c)
Your Option will cease to be eligible for ISO tax treatment if you exercise it more than three (3) months after the ninetieth (90th) day of a bona fide leave of absence approved by the Company, unless you return to employment immediately upon termination of such leave or your right to reemployment after your leave was guaranteed by statute or contract.

SECTION 5.DEATH.
If you die while in Service with the Company, the vested portion of your Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date of your death. During that twelve (12) month period, your estate, legatees or heirs may exercise that portion of your Option that was vested on the date of your death. Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.
SECTION 6.DISABILITY.

(a)
If your Service terminates because of a Disability, the vested portion of your Option will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date. During that twelve (12) month period, you may exercise that portion of your Option that was vested on the date of your Disability. “Disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. Notwithstanding the foregoing, the Option may not be exercised after the Expiration Date determined under Section 3 above.

(b)
If your Option is an ISO and your Disability is not expected to result in death or to last for a continuous period of at least twelve (12) months, your Option will be eligible for ISO tax treatment only if it is exercised within three (3) months following the termination of your Service as an Employee.

SECTION 7.EXERCISING YOUR OPTION.
To exercise your Option, you must execute the Notice of Exercise (the “Exercise Notice”), attached as Exhibit A. You must submit this form, together with full payment as provided in Section 8, below, to the Company. Your exercise will be effective when it is received by the Company. If someone else wants to exercise your Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Exhibit 10.4

SECTION 8.PAYMENT FORMS.
When you exercise your Option, you must include payment of the Exercise Price for the Shares you are purchasing in cash or cash equivalents. Alternatively, you may pay all or part of the Exercise Price by surrendering, or attesting to ownership of, Shares already owned by you, unless such action would cause the Company to recognize any (or additional) compensation expense with respect to the Option for financial reporting purposes. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of Option exercise. To the extent that a public market for the Shares exists and to the extent permitted by applicable law, in each case as determined by the Company, you also may exercise your Option by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and, if requested, applicable withholding taxes. The Company will provide the forms necessary to make such a cashless exercise. The Board may permit such other payment forms as it deems appropriate, subject to applicable laws, regulations and rules.
SECTION 9.TAX WITHHOLDING AND REPORTING.

(a)
You will not be allowed to exercise this Option unless you pay, or make acceptable arrangements to pay, any taxes required to be withheld as a result of the Option exercise or the sale of Shares acquired upon exercise of this Option. You hereby authorize withholding from payroll or any other payment due you from the Company or your employer to satisfy any such withholding tax obligation.

(b)
If you sell or otherwise dispose of any of the Shares acquired pursuant to an ISO on or before the later of (i) two (2) years after the grant date, or (ii) one year after the exercise date, you shall immediately notify the Company in writing of such disposition.

SECTION 10.TRANSFER OF OPTION.
Prior to your death, only you may exercise this Option. This Option and the rights and privileges conferred hereby cannot be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may, however, dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor an Exercise Notice from your spouse or former spouse, nor is the Company obligated to recognize such individual’s interest in your Option in any other way. Notwithstanding the foregoing, however, to the extent permitted by the Board in its sole discretion, an NSO may be transferred by you to a revocable trust or to one or more family members or to a trust established for your benefit and/or one or more of your family members to the extent permitted by the Plan.

Exhibit 10.4

SECTION 11.RETENTION RIGHTS.
This Agreement does not give you the right to be retained by the Company in any capacity. The Company reserves the right to terminate your Service at any time and for any reason without thereby incurring any liability to you.
SECTION 12.STOCKHOLDER RIGHTS.
Neither you nor your estate or heirs have any rights as a stockholder of the Company until a certificate for the Shares acquired upon exercise of this Option has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.
SECTION 13.ADJUSTMENTS.
In the event of a stock split, a stock dividend or a similar change in the Company’s Stock, the number of Shares covered by this Option and the Exercise Price per share may be adjusted pursuant to the Plan. Your Option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity as set forth in the Plan.

SECTION 14.LEGENDS.
All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legend:
If the Option is an ISO, then the following legend will be included:
THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED UPON EXERCISE OF AN INCENTIVE STOCK OPTION, AND THE COMPANY MUST BE NOTIFIED IF THE SHARES SHALL BE TRANSFERRED BEFORE THE LATER OF THE TWO (2) YEAR ANNIVERSARY OF THE DATE OF GRANT OF THE OPTION OR THE ONE (1) YEAR ANNIVERSARY OF THE DATE ON WHICH THE OPTION WAS EXERCISED. THE REGISTERED HOLDER MAY RECOGNIZE ORDINARY INCOME IF THE SHARES ARE TRANSFERRED BEFORE SUCH DATE.
SECTION 15.TAX DISCLAIMER.
You agree that you are responsible for consulting your own tax advisor as to the tax consequences associated with your Option. The tax rules governing options are complex, change frequently and depend on the individual taxpayer’s situation. Although the Company will make available to you general tax information about stock options, you agree that the Company shall

Exhibit 10.4

not be held liable or responsible for making such information available to you or for any tax or financial consequences that you may incur in connection with your Option.
By accepting this Option, you acknowledge that any tax liability or other adverse tax consequences to you resulting from the grant of the Option will be the responsibility of, and will be borne entirely by, you.  YOU ARE THEREFORE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR BEFORE ACCEPTING THE GRANT OF THIS OPTION.
SECTION 16.THE PLAN AND OTHER AGREEMENTS.
The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan. The Notice of Stock Option Grant, this Agreement, including its attachments, and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.
SECTION 17.MISCELLANEOUS PROVISIONS.

(a)
You understand and acknowledge that: (i) the Plan is entirely discretionary; (ii) the Company and your employer have reserved the right to amend, suspend or terminate the Plan at any time; (iii) the grant of an option does not in any way create any contractual or other right to receive additional grants of options (or benefits in lieu of options) at any time or in any amount; and (iv) all determinations with respect to any additional grants, including (without limitation) the times when options will be granted, the number of Shares offered, the Exercise Price and the vesting schedule, will be at the sole discretion of the Company.

(b)
The value of this Option shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(c)	You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

(d)
You hereby authorize and direct your employer to disclose to the Company or any Subsidiary any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as your employer deems necessary or appropriate to facilitate the administration of the Plan.

(e)	You consent to the collection, use and transfer of personal data as described in this Subsection. You understand and acknowledge that the Company, your employer

Exhibit 10.4

and the Company’s other Subsidiaries hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares or directorships held in the Company and details of all options or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in the your favor (the “Data”). You further understand and acknowledge that the Company and/or its Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this Subsection by contacting the Human Resources Department of the Company in writing.
SECTION 18.APPLICABLE LAW.
This Agreement will be interpreted and enforced under the laws of the State of California (without regard to their choice of law provisions).

Exhibit 10.4

EXHIBIT A

NOTICE OF EXERCISE OF OPTION TO PURCHASE
COMMON STOCK

Name:
Address:
SSN:
Date:
Kindred Biosciences, Inc.
Attention: Corporate Secretary
1499 Bayshore Highway, Suite 226
Burlingame, California 94010

Re:    Exercise of Stock Option

Ladies and Gentlemen:

I elect to purchase ______________ shares of Common Stock of Kindred Biosciences, Inc. (the “Company”) pursuant to the Stock Option Agreement, dated ___________, between the Company and me and the Kindred Biosciences, Inc. 2012 Equity Incentive Plan. The purchase will take place on the Exercise Date, which will be (i) as soon as practicable following the date this notice and all other necessary forms and payments are received by the Company, unless I specify a later date (not to exceed 30 days following the date of this notice) or (ii) in the case of a Broker-assisted cashless exercise (as indicated below), the date of this notice.
On or before the Exercise Date, I will pay the full exercise price in the form specified below (check one):
[ ]    Cash: by delivering cash to the Company for $___________.
[ ]    Check: by delivering a check made payable to the Company for $___________.
I will pay the full exercise price in the following form, as expressly authorized in writing by the Company:
[ ]    Other Company Shares: by delivering for surrender other shares of the Company’s Common Stock having a fair market value at the time of receipt by the Company equal to not less than the Exercise Price.

Exhibit 10.4

[ ]    Deferred Payment Arrangement: on such terms as have been approved by the Board.
[ ]    Net Exercise Arrangement: pursuant to the Plan and on such terms as have been approved by the Board.
[ ]    Cash From Broker: by delivering the purchase price from ________________, a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System (the “Broker”). I authorize the Company to issue a stock certificate in the number of shares indicated above in the name of the Broker in accordance with instructions received by the Company from the Broker and to deliver such stock certificate directly to the Broker (or to any other party specified in the instructions from the Broker) upon receiving the exercise price from the Broker.
On or before the Exercise Date, I will pay any applicable tax withholding obligations, as provided in the Option Agreement and the Plan, for the full tax withholding amount.
Please deliver the stock certificate to me (unless I have chosen to pay the purchase price through a broker).

Very truly yours,

AGREED TO AND ACCEPTED:

KINDRED BIOSCIENCES, INC.

By:

Title:

Number of Option Shares
Exercised:

Number of Option Shares
Remaining:

Date: